UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2022

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Verra Mobility Corporation (the “Company”) approved the Verra Mobility Corporation Short-Term Incentive Plan (the “Bonus Plan”), to provide the annual cash bonus opportunities to be granted to certain of the Company’s employees, including the Company’s executive officers. The Bonus Plan supersedes in their entirety the Company’s Annual Incentive Bonus Plan, dated January 1, 2019, and the Company’s Amended and Restated Short-Term Incentive Plan, effective January 1, 2021. The following summary is qualified in its entirety by the provisions of the Bonus Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

The Bonus Plan is designed to provide an incentive to executive officers and other selected employees of the Company (“Participants”) to contribute to the growth, profitability and increased value of the Company by providing cash incentive compensation based on achievement of certain financial objectives and goals, as determined by the Board or the Compensation Committee at the beginning of each plan year, and based upon the Participant’s individual performance. The Bonus Plan provides that Participants may earn a pre-determined percentage of their respective base salaries for the achievement of such specified goals for a plan year (an “Annual Bonus”) and, if authorized by the Board or Compensation Committee in any plan year, a partial payment (a “Progress Payment”) for the period of January 1 through June 30 of the applicable plan year (a “First Half Period” and, together with the Plan Year, a “Measurement Period”). The financial measures and their respective weightings applicable to a Participant are determined by that Participant’s designation as a corporate/shared service employee (“Corporate Participants”) or by the employee’s designation as working in a business unit (“BU Participants”). The financial measures may include but are not limited to Consolidated Adjusted EBITDA, Consolidated Revenue, Business Unit Adjusted EBITDA and Business Unit Revenue, as approved by the Board (the “Financial Targets”), which if determined by the Compensation Committee or the Board at the beginning of a plan year, may be subject to adjustment by the application of an operational modifier (consisting of performance against key strategic objectives applicable to the Participant based on the Participant’s designation). Under the Bonus Plan, the payout opportunity is contingent upon meeting the threshold performance levels established for the applicable Measurement Period, and thereafter varies for performance above and below the pre-established target performance levels, subject to a maximum award level determined by the Compensation Committee. The payout opportunity for achieving financial objectives is also contingent on the Full Year EBITDA Threshold, as defined in the Bonus Plan, exceeding specified targets as described in the Bonus Plan. The Bonus Plan also provides that each Participant generally must remain employed with the Company through the date on which bonuses are paid for a particular Measurement Period in a plan year.

In connection with the adoption of the Bonus Plan, the Compensation Committee also approved the following executive officer target bonus opportunities for the Company’s 2022 fiscal year (expressed in each case as a percentage of the executive’s base salary): David Roberts, Chief Executive Officer – 100%; Patricia Chiodo, Chief Financial Officer – 75%; Steve Lalla, Executive Vice President, Government Solutions – 75%; Adam Blake, President, T2 Systems – 75%; and Rebecca Collins, General Counsel – 60%.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits
10.1	Verra Mobility Corporation Short-Term Incentive Plan.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2022	Verra Mobility Corporation

	By:	/s/ Patricia Chiodo
	Name:	Patricia Chiodo
	Title:	Chief Financial Officer